                                             Warrant to Purchase 500,000 Shares
                                             of Common Stock at $3.00 per share


                    INCORPORATED UNDER THE LAWS OF THE STATE
                                  OF DELAWARE

                               WESTWOOD ONE, INC.





         THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S PRINCIPAL OFFICES, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                 WESTWOOD ONE, INC., a Delaware corporation (the "Company"), certifies that, for value received, Infinity Network Inc., a Delaware corporation, or a designated affiliated entity (collectively, the "Holder"), is entitled to purchase, until the close of business on the Termination Date (as defined in the next sentence), Five Hundred Thousand (500,000) shares of Common Stock, par value $0.01 per share, of the Company, at a price of $3.00 per share; subject, however, to the provisions and upon the terms and conditions hereinafter set forth. "Termination Date" shall mean the later of February 3, 2004 or the third anniversary of the date upon which this Warrant has become exercisable; provided, however, that the Termination Date shall in no event be later than February 3, 2009.

                 1. Exercisability of Warrant. This Warrant shall become exercisable only if the Market Price (as defined below) per share of Common Stock, par value $0.01 per share, of the Company is at least $10.00 on at least twenty (20) out of thirty (30) consecutive days during which the national securities exchanges are open for trading.

                 2.       Method of Exercise; Payment; Issuance of New Warrant.

                          (a)     This Warrant may be exercised by the holder
hereof, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company in





                                  Exhibit 5

California, Attention: Secretary, and by (i) the payment to the Company of the then applicable Warrant Price of the Common Stock being purchased ("Warrant Price" shall mean the price specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 5 hereof); and (ii) delivery to the Company of the form of subscription at the end hereof (or a reasonable facsimile thereof).

                          (b)     Each exercise of this Warrant shall be deemed
to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                          (c)     In the event of any exercise of the rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Company's expense (including the payment by the Company of any applicable issuance taxes) to the holder hereof within five
(5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such time.

                 3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are issuable upon the exercise of the rights represented by this Warrant.

                 4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Current Market Value (as defined below) of the Common Stock.

                 5. Number of Shares Receivable Upon Exercise. The number of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of





                                      2.

certain events specified in this Section 5. For the purposes of this Section 5, the "Warrant Price" referred to herein shall initially be $3.00 and shall be adjusted and readjusted from time to time as provided in this Section 5. The holder of this Warrant shall, upon exercise hereof as provided in Section 2, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise by a fraction of which (A) the numerator is $3.00 and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the holder shall be the Warrant Price as adjusted pursuant to this Section 5, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than $0.01 per share. The Warrant Price shall be subject to adjustment as follows:

                          (a)     Stock Dividends, Stock Splits, Etc.  If the
Company at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 5(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective, (y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                          (b)     Extraordinary Dividends and Distributions.
If the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash





                                      3.

(other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Company earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 5(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Company shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 5(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          (c)     Combinations, Etc.  If the Company at any
time or from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness.

                          (d)     Issuance of Additional Shares of Common
Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than the Current Market Value in effect on the earlier of





                                      4.

(i) the date on which the Company enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the price will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares so issued or sold would purchase at such Current Market Value, and (xi) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that
(a) treasury shares shall not be deemed to be outstanding for purposes of this
Section 5(d) and (b) the shares of Common Stock then issuable (i) pursuant to the terms of this Warrant and the Incentive Stock Option (as defined in the Management Agreement) and (ii) on conversion of the Company's 9% Convertible Senior Subordinated Debentures due 2002 issued pursuant to that certain Indenture dated as of December 15, 1990 (the "9% Convertible Debt") shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 5(d) following the issuance of Additional Shares pursuant to (xx) Section 5(a) hereof, (xxi) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Company's employee stock option, appreciation or purchase right plans, (xxii) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Company's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Market Price on the date that such grant is approved by the Company's Board of Directors or a duly authorized committee thereof or, if later, the date that such exercise price is established, (xxiii) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant and the Stock Incentive Option, (xxiv) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Company, including without limitation, any such conversion rights relating to the 9% Convertible Debt,
(xxv) the exercise of any conversion or exchange rights issued by the Company after the





                                      5.

date hereof, so long as the conversion or exchange price is not less than the Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or (xxvi) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                          (e)     Accountants' Report as to Adjustments.  In
each case of any adjustment or readjustment in the Warrant Price, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the Holder, cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the holder of this Warrant. The Company will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant or any prospective purchaser of a Warrant designated in writing by the holder thereof.

                          (f)     No Dilution or Impairment.  The Company will
not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution as provided herein. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock





                                      6.

then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                           (g)    Exercise of Warrant in the Event of a
Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                              (i)     In case at any time the Company
               shall be a party to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is at least $10.00, then
               (A) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 1) and shall be deemed to have been exercised by the holder hereof without any act on the part of such holder and without any obligation on the part of such holder to pay the exercise price until presentation of this Warrant pursuant to clause (B) below, and
               (B) this Warrant shall represent the right of such holder to receive (upon presentation of this Warrant on or within thirty
               (30) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 2 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which such holder would have been entitled upon the consummation of the Transaction if such holder had exercised this Warrant immediately prior thereto.

                             (ii)     The Company will not effect any
               Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, the obligation to deliver to such holder such cash, securities or other property as, in accordance with the foregoing provision, such holder may be entitled to receive.

                             (iii)    In case the Company shall be a party
               to any Transaction pursuant to which the aggregate value of the cash, securities and other consideration payable for a share of Common Stock is less than $10.00, this Warrant shall terminate upon the consummation thereof.

                           (h)    Notices of Corporate Action.  In the event
of any anticipated

                             (i) taking by the Company of a record of the holders of any class of securities for the purpose of





                                      7.

                 determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or

                              (ii)     Transaction, or

                             (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least thirty (30) days prior to the date therein specified, in the case of the date referred to in the foregoing clause
(B).

                 6. Definitions. As used herein, the following terms have the following respective meanings:

                 Common Stock: The Company's (a) Common Stock, par value $0.01 per share, and (b) Class B Stock, par value $0.01 per share.

                 Current Market Value: The average of the daily Market Price per share of Common Stock for the period of five (5) days, ending on the day immediately prior to the date determined pursuant to Section 5(d)(i) or (ii), during which the national securities exchanges were opened for trading, provided that if an exercise of this Warrant occurs as a result of or in connection with the consummation of a Transaction, Current Market Value shall be the aggregate value of the cash, securities and other consideration payable for a share of Common Stock in connection with such Transaction.

                 Market Price: Per share of Common Stock on any date specified herein shall be (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National





                                      8.

Association of Securities Dealers, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Automated Quotation System.

                 Registration Rights Agreement: The Registration Rights Agreement, dated the date hereof, between the Company and the original holder hereof.

                 Transaction: A merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                 Warrant Price:  The meaning specified in Section 5.

                 7. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Company and the holder of this Warrant.

                 8. Assignment. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and each third party transferee of this Warrant, provided that, this Warrant may only be transferred in accordance with the terms of the Registration Rights Agreement and, in the case of any third party transferee, such transferee shall have delivered to the Company a valid agreement of assumption of the restriction on transfer specified in this Section 8.

                 9. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of Transfer or for exchange at the principal office of the Company, the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant, provided that any such transfer of this Warrant is made in accordance with the Registration Rights Agreement.





                                      9.

                 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof or an institutional holder or any of their respective nominees, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose.

                 11. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                 12. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                 13. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Company, and
(b) if to the Company, to the attention of the Secretary at its principal office, or to its facsimile number, Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in Section 2.





                                      10.

                 14. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legends set forth in
Section 7.2 of that certain Securities Purchase Agreement dated as of November 4, 1993 by and between the Company and Holder.

                 15. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                 DATED as of February 3, 1994.


                                              WESTWOOD ONE, INC.




                                              By:   /s/ Eric R. Weiss
                                                  Name: Eric R. Weiss
                                                  Title: Senior Vice President






                                      11.

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]


TO WESTWOOD ONE, INC.

                 The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of WESTWOOD ONE, INC. and herewith makes payment of $______ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ___________________________
________________________________________________________________.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.






                                      12.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]


                 For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of WESTWOOD ONE, INC. to which the within Warrant relates, and appoints _______________________ __________________________________ Attorney to transfer such rights on the books of WESTWOOD ONE, INC.  with full power of substitution in the premises.


Dated:  _________________



                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant)


                                             ___________________________________
                                                          (Address)


Signed in the presence of:


___________________________________





                                      13.